Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Scott E. Doyle, Adam W. Woodward, Courtney M. Vomund and Matthew J. Aplington, or any of them and their respective successors from time to time in the offices of President and Chief Executive Officer, Chief Financial Officer, Senior Vice President, Chief Administrative Officer or Chief Legal Officer, as the case may be, as true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign individually and not collectively, (i) this Registration Statement and any and all amendments and supplements to this Registration Statement on Form S-3, including, without limitation, post-effective amendments, and other instruments appropriate or necessary in connection therewith, to attest the seal of the Company thereon, and to file the same with the Commission, granting to said attorneys-in-fact and agents, or their substitutes, and each of them, the full power and authority to do and perform in the name and on behalf of each of said officers and directors, or both, as the case may be, every act whatsoever which may be appropriate or necessary as set forth in this Registration Statement, including any amendments or supplements thereto, including, without limitation, post-effective amendments to this Registration Statement, and to take or cause to be taken any and all such actions in connection therewith in the name and on behalf of the Company as they, in their sole discretion, deem appropriate or necessary and (ii) any and all other instruments which any of such attorneys-in-fact and agents deems necessary or advisable to comply with the Securities Act and the rules, regulations, and requirements of the Commission and Blue Sky or other state securities laws and regulations, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Exhibit 24.1

Name	Title	Date

/s/ Scott E. Doyle	President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2026
Scott E. Doyle

/s/ Adam W. Woodard	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	April 29, 2026
Adam W. Woodard

/s/ Timothy W. Krick	Vice President, Chief Accounting Officer (Chief Accounting Officer)	April 29, 2026
Timothy W. Krick

/s/ Rob L. Jones	Chairman of the Board	April 29, 2026
Rob L. Jones

/s/ Mark A. Borer	Director	April 29, 2026
Mark A. Borer

/s/ Sheri S. Cook	Director	April 29, 2026
Sheri S. Cook

/s/ Scott E. Doyle	Director	April 29, 2026
Scott E. Doyle

/s/ Maria V. Fogarty	Director	April 29, 2026
Maria V. Fogarty

/s/ Vincent J. Ferrari	Director	April 29, 2026
Vincent J. Ferrari

/s/ Carrie J. Hightman	Director	April 29, 2026
Carrie J. Hightman

/s/ Paul D. Koonce	Director	April 29, 2026
Paul D. Koonce

/s/ Brenda D. Newberry	Director	April 29, 2026
Brenda D. Newberry